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                                                                   EXHIBIT 10.05

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of the 1st day of November, 1998, by and among INTERNET CENTURY, INC., a Nevada corporation (the "Company") and JEFFREY S. PETERSON ("Peterson").

         WHEREAS, the Company desires to employ Peterson as provided herein;
and,

         WHEREAS, Peterson desires to accept such employment,

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Peterson and Peterson hereby accepts employment with the Company as its President and Chief Executive Officer upon the terms and conditions hereinafter set forth. Peterson's employment shall not be deemed an "at will" employment.

         2. DUTIES. Peterson will serve the Company as its President and its Chief Executive Officer and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within Peterson's areas of expertise. Peterson's specific duties shall include those related to (i) all phases of the Company's overall operations, (ii) coordination of the Company's overall operations and strategic planning and (iii) such other duties as the Company may reasonably direct. Peterson will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

         3. TERM. This Agreement and Peterson's employment shall commence on the 1st day of November, 1998, (the "Effective Date") and shall continue for a term of seven (7) years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Peterson.

         4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the effective date hereof, Peterson will be paid a base salary of One Hundred Thousand dollars ($100,000) per year payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the board of directors of the Company after a review of Peterson's performance of this duties hereunder.

         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a.       The death of Peterson;

         b.       The "Total Disability" (as hereinafter defined) of Peterson;

         c. Written notice to Peterson from the Company of termination for "Cause" (as hereinafter defined);



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         d.       The voluntary termination of this Agreement by Peterson upon thirty (30) days prior written notice;

         e. The later of seven (7) years from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

         For purposes of Section 5(b), the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve
(12) months duration or more where Peterson is unable to reasonably perform the duties he was performing for the Company immediately prior to such disability. The determination shall rest upon the opinion of the physician regularly attending Peterson. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Peterson, and Peterson hereby consents to such examination and to waive, if applicable any privilege between the physician and Peterson that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Peterson and the Company.

         For purposes of Section 5(c), "Cause" means (i) Peterson has failed to substantially perform his duties as reasonably determined by the chief executive officer of the Company or the Board of Directors of the Company, (ii) Peterson engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Peterson has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of the chief executive officer of the Company, or (iv) Peterson breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Peterson's duties to the Company.

         6. STOCK OPTIONS. Contingent upon Peterson being employed by the Company, Peterson shall be granted options to purchase up to 50,000 shares of the Company's common stock (post 284 for 1 forward stock split) at $1.50 per share pursuant to the Company's 1998 Stock Option Plan to be vested and exercisable in accordance with the terms of the 1998 Stock Option Plan, except that the options shall vest immediately on the Effective Date and the exercise of such options shall not be contingent upon Peterson being employed by the Company. Further, the Company agrees to register the options and the underlying shares on Form S-8 within 90 days of the effective date of any initial public offering of the Company's securities.

         7. TERMINATION PAYMENT. It is agreed that (i) if Peterson's employment by the Company is terminated without "Cause", (ii) if his duties and responsibilities are materially changed by the Company and Peterson voluntarily terminates his employment due to such change in duties or responsibilities, or
(iii) if Peterson's employment terminates due to Total Disability, the Company shall pay Peterson severance of $200,000 immediately upon the occurrence of either 7(i), (ii) or (iii) above, together with the amount due for the remaining portion of the term of this Agreement. If Peterson's employment terminates due to death, the Company will be obligated to only pay to Peterson's estate any amounts accrued under this Agreement together with $200,000. It is agreed that the Company may purchase a disability income insurance policy and/or a life insurance policy to pay all or part of the amounts due upon termination of Peterson's employment due to either Total Disability or death, respectively, and that Peterson agrees to cooperate in the obtaining of such insurance.



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         8. BENEFITS. Peterson shall be entitled to receive any benefits, including health insurance, life insurance, automobile allowance, vacation time, etc., which are offered to other Company executives.

         9. EXPENSES. Peterson is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Peterson for all such expenses on the presentation by Peterson of itemized accounts of such expenditures in accordance with guidelines set forth by the Internal Revenue Service.

         10. NON-COMPETITION AND CONFIDENTIALITY.

          a. Peterson agrees that during the term of this Agreement, Peterson will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit Peterson or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Peterson will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded Internet service provider company.

          b. For purposes of Section 10a, restrictions regarding competition by Peterson shall only apply to competing businesses or entities that operate in the continental United States.

          c.   In the event of the breach of the covenants contained in this
               Section 10, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

          d. It is hereby agreed that the provisions of this Section 10 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Peterson that the Company has violated or breached this Agreement or any claim that Peterson is entitled to any offset or compensation.

          e. To induce the Company to enter into this Agreement, Peterson represents and warrants to the Company that Section 10 of this Agreement is enforceable by the Company in accordance with its terms.

         11. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.


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         12. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:                 Internet Century, Inc.
                                            400 E. Van Buren, Suite 545
                                            Phoenix, AZ 85004

         If to Peterson:                    Jeffrey S. Peterson
                                            400 E. Van Buren, Suite 545
                                            Phoenix, AZ 85004

         Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         13. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         15. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         16. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         17. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                             THE COMPANY:
                             INTERNET CENTURY, INC.,
                             a Nevada corporation


                             By:  /s/ Michael D. Silberman
                                  ----------------------------------------------
                                  Michael D. Silberman, Chief Operating Officer


                             PETERSON:

                                  /s/ Jeffrey S. Peterson
                                  ----------------------------------------------
                                  Jeffrey S. Peterson







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                        AMENDMENT OF EMPLOYMENT AGREEMENT

         This Amendment of Employment Agreement is entered into as of the 20th day of January, 1999, by and between quepasa.com, inc., a Nevada corporation (the "Employer"), and Jeffrey S. Peterson (the "Employee").

                             Explanatory Statements

         A. Employer and Employee entered into an Employment Agreement dated as of November 1, 1998 (the "Employment Agreement") whereby the Employer employed the Employee.

         B. The Employer and Employee desire to amend and modify certain terms and conditions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

         1. Section numbered 4, "Compensation" is amended to provide that the base salary of Employee shall be One Hundred Fifty Thousand dollars ($150,000) per year.

         2. Section numbered 6, "Stock Options" is hereby amended to read as follows:

                  "Contingent upon Peterson being employed by the Company, Peterson shall be granted options to purchase up to 1,550,000 shares of the Company's common stock (post 284 for 1 forward stock split which was effective November 1, 1998) pursuant to the Company's 1998 Stock Option Plan to be vested and exercisable in accordance with the terms of the 1998 Stock Option Plan, except that 50,000 options shall be exercisable at $1.50 per share and vest immediately on the Effective Date with the remaining 1,500,000 options to be exercisable at $8.00 per share and with the options for 1,500,000 shares to vest immediately upon shareholder approval of an increase in the number of shares of the Company's Common Stock made available and reserved under the Company's 1998 Stock Option Plan to 2,500,000 shares. The exercise of all options hereunder shall not be contingent upon Peterson being employed by the Company. Further, the Company agrees to register the options and the underlying shares on Form S-8 within 90 days of the effective date of any initial public offering of the Company's securities".

         3. The first sentence of Section numbered 7, "Termination Payment" is hereby amended to read as follows:

                  "It is agreed that (i) if Peterson's employment by the Company is terminated without "Cause", (ii) if his duties and responsibilities are materially changed by the


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                  Company and Peterson voluntarily terminates his employment due to such change in duties or responsibilities, (iii) there is a change in the control of the Company or (iv) if Peterson's employment terminates due to Total Disability, the Company shall pay Peterson severance of $5,000,000 immediately upon the occurrence of either 7(i), (ii), (iii) or (iv) above, together with the amount due for the remaining portion of the term of this Agreement".

         4. Section numbered 10, "Non-Competition Confidentiality" is deleted in its entirety and replaced with the following:

                  "10. INCENTIVE STOCK OPTION BONUSES. So long as Peterson is employed by the Company, Peterson shall be entitled to incentive stock option bonuses as follows:

                  a. E-Mail Service. For each 250,000 subscribers that join the Company's E-Mail service, Peterson shall be granted options to purchase up to an additional 100,000 shares of the Company's Common Stock at 120% of the current fair market value of such Shares of Common Stock. The maximum number of shares for which Peterson shall be granted an option based upon the number of subscribers to the Company's E-Mail shall be 1,000,000 shares.

                  b. Chat Room Services. For each 250,000 subscribers that join the Company's Chat Room Service, Peterson shall be granted options to purchase up to an additional 100,000 shares of the Company's Common Stock at 120% of the current fair market value of such Shares of Common Stock. The maximum number of shares for which Peterson shall be granted an option based upon the number of subscribers to the Company's Chat Room shall be 1,000,000 shares.

         5. A new Section numbered 11 shall be added which reads as follows:

                  "11. BONUS STOCK. It is acknowledged that the Company is in the process of authorizing "Series B Convertible Common Stock" which shall have the same rights as all other shares of the Company's Common Stock except that each one (1) share of the Series B Convertible Common Stock shall have the same votes as ten thousand (10,000) shares of all other Company Common Stock and the Series B Convertible Common Stock shall automatically convert to shares of the Company's remaining Common Stock on the basis of one share for one share three (3) years from the date of issuance of such Series B Convertible Common Stock. As part consideration for executing this Agreement, the Company hereby agrees to issue ten thousand (10,000) shares of its $.001 par value Series B Convertible Common Stock to Peterson upon the Company obtaining the appropriate corporate approvals for the establishment and issuance of such Series B Convertible Common Stock."




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         6. Section numbered 12, "Notices" is amended by changing the notification addresses to read as follows:

                  "If to the Company:       quepasa.com, inc.
                                            400 E. Van Buren, Suite 400
                                            Phoenix, AZ 85004

                  If to Silberman:          Jeffrey S. Peterson
                                            400 E. Van Buren, Suite 400
                                            Phoenix, AZ 85004"

         7. Section numbers 11 through 18 shall be re-numbered 12 through 19, respectively.

         8. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.

                               Employer:
                               QUEPASA.COM, INC.


                               By: /s/ Michael D. Silberman
                                   ---------------------------------------------
                                   Michael D. Silberman, Chief Financial Officer


                               Employee:

                                   /s/ Jeffrey S. Peterson
                                   ---------------------------------------------
                                   Jeffrey S. Peterson




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                    SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

     This Second Amendment of Employment Agreement is entered into as of the 9th day of March, 1999, by and between quepasa.com, inc., a Nevada corporation (the "Company"), and JEFFREY S. PETERSON ("Peterson").

                             Explanatory Statements
                             ----------------------

     A. The Company and Peterson entered into an Employment Agreement dated November 1, 1998 and an Amendment of Employment Agreement dated January 20, 1999 (together, the "Employment Agreement").

     B. The Company and Peterson desire to amend and modify certain terms and conditions of the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

     1. Section numbered 3, "Term" is hereby amended to read as follows:

        "3. TERM. This Agreement and Peterson's employment shall commence on the 1st day of November, 1998 (the "Effective Date") and shall continue for a term of four years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Peterson."

     2. Section numbered 4, "Compensation" is hereby amended to read as follows:

        "4. COMPENSATION. As compensation for services rendered to the Company under this Agreement commencing on the Effective Date hereof, Peterson will be paid a base salary of One Hundred Fifty Thousand Dollars ($150,000) per year payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the Compensation Committee or the Board of Directors of the Company after a review of Peterson's performance of his duties hereunder."

     3. Subsection (e) of Section numbered 5, "Termination" is hereby amended to read as follows:

        "e. The later of four years from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with
            Section 3 above."

     4. Section numbered 6, "Stock Options" is hereby amended to read as follows:

        "6. STOCK OPTIONS. Contingent upon Peterson being employed by the Company, Peterson shall be granted options to purchase up to 1,550,000 shares of the Company's common stock (post 284 for 1 forward stock split which was effective November 1, 1998) pursuant to the Company's 1998 Stock Option Plan to be vested and exercisable in accordance with the terms of the 1998 Stock Option Plan, except that 50,000 options shall be exercisable at $1.50 per share and vest immediately on the Effective Date with the remaining 1,500,000 options to be exercisable at $8.00 per share and vest immediately upon shareholder approval of an increase in the number of shares of the Company's common stock made available and reserved under the Company's 1998 Stock Option Plan to 2,500,000 shares. Further, the Company agrees to register the options and the underlying shares granted hereunder on Form S-8 within 180


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          days of the effective date of any initial public offering of the
          Company's securities."

5. The first paragraph of Section numbered 7, "Termination Payment" is hereby amended to read as follows:

     "7. TERMINATION PAYMENT. It is agreed that (i) if Peterson's employment by the Company is terminated without "Cause" or (ii) if his duties and responsibilities are materially changed by the Company and Peterson voluntarily terminates his employment due to such change in duties or responsibilities, the Company shall pay Peterson severance of $5,000,000 immediately upon the occurrence of either 7(i) or (ii) above, together with the amount due for the remaining portion of the term of this Agreement. If Peterson's employment terminates due to "Total Disability", the Company will be obligated to only pay Peterson the sum of $150,000."

6.  Section numbered 9, "Expenses" is hereby amended to read as follows:

     "9. EXPENSES. Peterson is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Peterson for all such expenses on the presentation by Peterson of itemized accounts of such expenditures in accordance with guidelines set forth by the Company and the Internal Revenue Service."

7.  Section 11, "Bonus Stock" shall be eliminated in its entirety.

8.  Sections 12 through 19 shall be re-numbered 11 through 18, respectively.

9. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.


                                          The Company:

                                                 quepasa.com, inc.

                                                 By:/s/ Michael A. Hubert
                                                 --------------------------
                                                 Name:   Michael A. Hubert
                                                 Title:  Chief Operating Officer

                                          Peterson:

                                                 /s/  Jeffrey S. Peterson
                                                 --------------------------
                                                 Jeffrey S. Peterson


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